Exhibit 4.9









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                      COMMON SECURITIES GUARANTEE AGREEMENT
                           Southern Investments UK plc
                          Dated as of January 29, 1997
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                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1.  Definitions Interpretation...................................  2

ARTICLE II
                       GUARANTEE

SECTION 2.1.  Guarantee....................................................  3
SECTION 2.2.  Waiver of Notice and Demand..................................  3
SECTION 2.3.  Obligations Not Affected.....................................  3
SECTION 2.4.  Rights of Holders............................................  4
SECTION 2.5.  Guarantee of Payment.........................................  4
SECTION 2.6.  Subrogation..................................................  5
SECTION 2.7.  Independent Obligations......................................  5

ARTICLE III
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 3.1. Limitation of Transactions...................................   5
SECTION 3.2. Ranking......................................................   6

ARTICLE IV
                     TERMINATION

SECTION 4.1. Termination..................................................   6

ARTICLE V
                    MISCELLANEOUS

SECTION 5.1. Successors and Assigns.......................................   7
SECTION 5.2. Amendments...................................................   7
SECTION 5.3. Notices......................................................   7
SECTION 5.4. Benefit......................................................   8
SECTION 5.5. Governing Law................................................   8




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                      COMMON SECURITIES GUARANTEE AGREEMENT


                  This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of January 29, 1997, is executed and delivered by Southern Investments UK plc, a public limited liability company incorporated under the Companies Act 1985 in England and Wales (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of Southern Investments UK Capital Trust I, a Delaware business trust (the "Trust").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of January 29, 1997, among the Trustees of the Trust named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof 2,537 common securities designated the 8.23% Common Securities (the "Common Securities"), having an aggregate stated liquidation amount of $2,537,000 to meet the capital requirements of the Trust;

                  WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay to the holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Capital Securities Guarantee") for the benefit of the holders of the Capital Securities (as defined in the Declaration) and upon consummation of the Exchange Offer (as defined in the Declaration) will execute and deliver a guarantee agreement (the "Exchange Capital Securities Guarantee") for the benefit of the holders of the Exchange Capital Securities (as defined in the Declaration), each in substantially identical terms to this Common Securities Guarantee, except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of the Capital Securities to receive guarantee payments under the Capital Securities Guarantee and the Exchange Capital Securities Guarantee, as the case may be.

                  NOW, THEREFORE, in consideration of the purchase by each holder of Common Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.1.......Definitions Interpretation

                  In this Common Securities Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

               (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

               (e) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified; and

               (f) a reference to the singular includes the plural and vice versa.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accrued and unpaid Distributions that are required to be paid on such Common Securities to the extent the Trust has funds on hand legally available therefor at such time,
(ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Trust has funds on hand legally available therefor at such time, with respect to any Common Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the "Liquidation Distribution"). If an Event of Default has occurred and is continuing, no Guarantee Payments with respect to the Common Securities shall be made until holders of Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under the Capital Securities Guarantee and the Exchange Capital Securities Guarantee, as the case may be.

     "Holder" means any holder, as registered on the books and records of the Trust, of any Common Securities.


                                   ARTICLE II
                                    GUARANTEE

                  SECTION 2.1.......Guarantee

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by paying the required amount to the Trust and causing the Trust to pay such amounts to the Holders.

                  SECTION 2.2.......Waiver of Notice and Demand

                  The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  SECTION 2.3.......Obligations Not Affected

                  The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Trust;

                  (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

               (e) any invalidity of, or defect or deficiency in, the Common Securities;

               (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                  SECTION 2.4.......Rights of Holders

                  The Guarantor expressly acknowledges that any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Trust or any other Person.

                  SECTION 2.5.......Guarantee of Payment

                  This Common Securities Guarantee creates a guarantee of payment and not of collection.

                  SECTION 2.6.......Subrogation

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  SECTION 2.7.......Independent Obligations

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.


                                   ARTICLE III
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

                  SECTION 3.1.......Limitation of Transactions

                  So long as any Common Securities remain outstanding, the Guarantor will not (a) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of the Guarantor's capital stock except for dividends, payments or distributions payable in shares of the Guarantor's capital stock, reclassifications of its capital stock and conversions or exchanges of capital stock of one class or series for capital stock of another class or series and except for a redemption, purchase or other acquisition of shares of or its capital stock made for the purpose of an employee incentive plan or benefit plan or other similar arrangement of the Guarantor or any of its subsidiaries or (b) make any payment of interest, principal of or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor that rank pari passu with or junior in right of payment to the Debentures (except by conversion into or exchange for shares of its capital stock) or (c) make any guarantee payments with respect to the foregoing, if at such time (i) the Guarantor shall be in default with respect to its Guarantee Payments or other payment obligations under this Capital Securities Guarantee Agreement; (ii) there shall have occurred and be continuing an event of default under the Indenture or (iii) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 313 of the Indenture and any such extension, or any extension thereof, shall be continuing. So long as any Capital Securities remain outstanding, the Guarantor (i) will remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided, that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's ownership of the Common Securities, and (ii) will not take any action which will cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Debentures.

                  SECTION 3.2.......Ranking

                  This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Debentures, except liabilities made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Guarantor, and to any guarantee now or hereafter entered into by the Guarantor in respect of any of its capital stock.


                                   ARTICLE IV
                                   TERMINATION

                  SECTION 4.1.......Termination

                  This Common Securities Guarantee shall terminate and be of no further force and effect (i) upon full payment of the Redemption Price of all Common Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Common Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Common Securities or this Common Securities Guarantee.


                                    ARTICLE V
                                  MISCELLANEOUS

                  SECTION 5.1.......Successors and Assigns

                  All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding. Except in connection with a consolidation, merger, conveyance, transfer, lease or sale involving the Guarantor that is permitted under the Indenture, the Guarantor may not assign its obligations under this Common Capital Securities Guarantee.

                  SECTION 5.2.......Amendments

                  Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

                  SECTION 5.3.......Notices

                  All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) if given to the Trust, in care of the Regular Trustees at the mailing address set forth below (or such other address as the Trust may give notice of to the Holders):

            Southern Investments UK Capital Trust I
            c/o Southern Investments UK plc
            800 Park Avenue
            Aztec West
            Almondsbury, Bristol BS12 4SE
            England
            Attention:       Charl Oosthuizen
            Telecopy:        011-44-1454-452-361

            and

            Southern Investments UK Capital Trust I
            c/o Southern Company Services, Inc.
            64 Perimeter Center East
            Atlanta, GA  30346-6401
            Attention:       Wayne Boston or Richard Childs, Regular Trustees
            Telecopy:        770-821-2894

                  (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders:

                           Southern Investments UK plc
                           800 Park Avenue
                           Aztec West
                           Almondsbury, Bristol BS12 4SE
                           Attention:       Charl Oosthuizen
                           Telecopy:        001-44-1454-452-361

               (c) if given to any Holder, at the address set forth on the books and records of the Trust.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 5.4.      Benefit

                  This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and is not separately transferable from the Common Securities.

                  SECTION 5.5.      Governing Law

                  THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.


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                  THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.


                                 SOUTHERN INVESTMENTS UK PLC




                                 By:
                                      Name:
                                      Title: